Sub-Item 77O -- Transactions effected pursuant to Rule 10f-3

On May 3, 2002, MPAM Pennsylvania Intermediate
Municipal Bond Fund (the "Fund"), a series of
MPAM Funds Trust (the "Trust"), purchased, at slightly above par value, the following bonds
(the "Bonds") in the amount noted:

Pennsylvania Industrial Development Authority
Series-2002, 5.50% Bonds due May 23, 2012 Issue size- $258,100,000, amount purchased by the Fund
-$5,335,000.

The Fund purchased its share of the Bonds through Goldman, Sachs & Co., the lead member of the underwriting syndicate which offered the Bonds to investors (the "Underwriting Syndicate"), and designated that certain members of the Underwriting Syndicate provide the portion of the Bonds to the Fund in accordance with the following allocation:

Goldman, Sachs & Co.		     80%

J.P. Morgan Securities Inc.	     10%
RBC Dain Rauscher Incorporated     10%
Mellon Financial Markets LLC	      0%

(each, a "Syndicate Member"). Such allocation applied to the Fund's purchase of the Bonds in the aggregate, each of which was made from each Syndicate Member's own account. Mellon Financial
Markets LLC, an affiliate of the Fund, was a member of the Underwriting Syndicate; however, it received no benefit in connection with the Fund's transaction.

The Fund paid a commission of 1/2 basis point per Bond purchased, which was allocated pro rata among the Syndicate Members in accordance with the percentages shown above. No other member of the Underwriting
Syndicate received any economic benefit from the Fund's purchase of the Bonds.

The following is a list of the members of the

Underwriting Syndicate:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
RBC Dain Rauscher Incorporated
Mellon Financial Markets LLC

Accompanying this statement are materials presented to the Trust's Board of Trustees, which ratified the Fund's purchase of the Bonds as being in compliance with the Trust's Rule 10f-3 Procedures, at the Fund's
Board meeting held on June 4, 2002.




TO:		The Board of Trustees of
 MPAM Funds Trust

FROM:		Jeff Prusnofsky
		Associate General Counsel


RE:		Review of Compliance with
		Rule 10f-3 Procedures


DATE:		May 21, 2002

*******************************************
The following constitutes the required report of the purchase of a security that was effected by MPAM Pennsylvania Intermediate Municipal Bond Fund
(the "Fund") pursuant to procedures as prescribed by Rule 10f-3 under the Investment Company Act of
1940, as amended (the "1940 Act").

Rule 10f-3 under the 1940 Act exempts certain purchases of securities by a registered investment company that are otherwise prohibited under Section
10(f).

Section 10(f) prohibits any Dreyfus-sponsored fund from acquiring securities if an affiliated person of a fund, including Mellon Financial
Corporation or any of its affiliates and subsidiaries, Concurrently is acting as a principal underwriter in connection with the offering of such securities to others. The foregoing restriction applies even if the purchase is actually made from an underwriter unaffiliated with the fund. This provision of the 1940 Act was designed to prevent an underwriter affiliated with a fund from "dumping" otherwise unmarketable securities on the fund.

Under certain conditions, however, Rule 10f-3 provides an exemption from the prohibitions of Section 10(f). Rule 10f-3 permits a fund to purchase securities that would otherwise violate Section 10(f) if, among other things:

1. the securities are registered under the Securities Act of 1933, or are municipal securities, certain Rule 144A securities, or certain foreign offerings;








2. the securities are purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities, and if the securities are offered for subscription upon exercise of rights, the securities are purchased on or before the fourth day preceding
the day on which the rights of offering
terminate;

3. the securities are offered pursuant to a firm commitment underwriting;

4. the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time;

5. the issuer of the securities has been in continuous operation for not less than three years with respect to securities that are part of an issue registered under the Securities Act of 1933, as amended, that was offered to the public or purchased pursuant to a qualifying foreign or Rule 144A offering, or, with respect to municipal securities, the issuer meets certain rating requirements described in
Rule 10f-3;

6. the amount of securities of any class of such issue purchased by the fund, or by two or more funds having the same investment adviser, does not exceed 25% of the principal amount of the offering of such class; and

7. the securities are purchased from a member of the syndicate other than the affiliated underwriter.














A portfolio manager of the Fund has completed the attached report and has informed us that the transaction complies with the Fund's Rule 10f-3
Procedures. The Procedures state that the Board must determine that any transaction engaged in by the Fund pursuant to Rule 10f-3 was effected in compliance with the Procedures adopted by the Board with respect to such transaction. A copy of the Procedures previously adopted by the Board pursuant to Rule 10f-3 is contained in the Directors' Reference Manual which we have furnished you. We will discuss this transaction at the upcoming Board meeting.



   REPORT OF PURCHASE OF SECURITIES
   IN COMPLIANCE WITH RULE 10F-3

   This report must be completed on the
date of purchase and must be provided promptly to the portfolio management department head and to the legal department. Any changes to the information provided herein must be reported immediately to each of these departments.

1. Name of Dreyfus/MPAM Fund:
   MPAM PENNSYLVANIA INTERMEDIATE
   MUNICIPAL BOND FUND

2. Total Net Assets of Fund:
   $842,000,000.00


3. Type of Security:
   MUNICIPAL BOND

4. Description of Security Purchased:
   PENNSYLVANIA INDUSTRIAL DEVELOPMENT
   AUTHORITY SERIES-2002

5. Purchased per Firm Commitment
   Underwriting?  YES

6. Security Rating:
   Aaa/AAA-Ambac Insured
   A3/A-Underlying Rating

7. Name of Underwriting Syndicate Dealer
   Effecting Transaction:
   Goldman, Sachs & Co.

8. Name of Affiliated Underwriter in
   Underwriting Syndicate:
   MELLON FINANCIAL MARKETS LLC.

9. Issue Size:             $258,100,000

10. Amount Purchased by Fund:     $5,335,000

11. Percentage of Principal Amount of Offering
    Purchased by Fund (not to exceed 25% of
    offering with respect to all Dreyfus-
    managed funds): 2.06%

12. Amount Purchased as a Percentage of
    Fund Assets:     .63%

13. Purchase Price of Securities (if at par, so state): $109.747

14. Commission/Spread Received by Principal
    Underwriters: $5.00 = 1/2 point

15. Were the Securities purchased prior
to the end of the first day on which any
sales were made, at a price that was not
more than the price paid by each other
purchaser of the Securities in that offering
or any concurrent offering of the Securities
except, with respect to the purchase of any
eligible foreign offering, for any rights to
purchase that were required by law to be
granted to existing security holders of the
issuer)?    YES
If the Securities were offered for
subscription upon exercise of rights,
were the Securities purchased on or
before the fourth day preceding the
day on which the rights offering
terminated? N/A

16. If the Securities were part of an issue registered under the Securities Act of 1933, as amended, that was offered to the public, or was purchased pursuant to an eligible foreign or Rule 144A offering, was the issuer of the Securities in continuous operation for not less than three years, including the operations of any predecessors? N/A

17. Was the commission, spread or profit received or to be received by the principal underwriters of the Securities reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time? YES







18. Did the Fund's purchase of the Securities benefit any underwriter affiliated with the Fund directly or indirectly or, with respect to any eligible municipal securities, was it designated as a "group sale" or otherwise allocated to the affiliated underwriter's account? No



	       		Purchase Date: 5/3/2002
/s/Collette O'Brien
Portfolio Manager